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                                 AMENDMENT NO. 3

                                        TO

                 AGREEMENT FOR THE SALE AND PURCHASE OF NATURAL GAS
                                     between
                          CHUGACH ELECTRIC ASSOCIATION INC.
                                       and
                                CHEVRON U.S.A. INC.

                               dated April 27, 1989


         WHEREAS, Chugach Electric Association, Inc. ("Chugach") and Chevron

U.S.A., Inc. ("Chevron") entered into an Agreement for the Sale and Purchase of

Natural Ga ("Agreement") dated April 27, 1989, which Agreement provides for the sale and delivery of gas by Chevron to Chugachs gas-fueled generation facilities located on the west side of Cook Inlet, Alaska ("Beluga Station");


         WHEREAS, Homer Electric Association, Inc. ("HEA") and Alaska Electric

Generation and Transmission, Inc. ("AEG&T") have proposed to relocate the

Soldotna Unit 1 generation facility to the Alaska Nitrogen Products, LLC

(ammonia production facility) ("Facility") that is located on the east side of

Cook Inlet, Alaska, near Nikiski on the Kenai Peninsula;


         WHEREAS, to Chugachs knowledge, HEA's and AEG&T's purpose for proposing to relocate the Soldotna Unit 1 generation facility would not be to displace Chevrons gas sales and deliveries to the Beluga Station under the

Agreement;


         WHEREAS, the relocated generation facility would be operated under a dispatch agreement with Chugach ("Dispatch Agreement") and would be known as the

Nikiski Cogeneration Project ("Nikiski Project");


         WHEREAS, the portion of the generation capability of the Nikiski

Project that Chugach obtains under the Dispatch Agreement would become part of

Chugach's generation facilities;


         WHEREAS, it is possible that ammonia production could cease at the

Facility, which in turn could stop the use of steam at the Facility for process purposes;


         WHEREAS, it is also possible that steam formerly used at the Facility for process purposes could be used to generate electricity, if equipment were installed at the Nikiski Project that permitted such use;


         WHEREAS, if Chugach were to obtain steam-produced electricity from the

Nikiski Project, the electricity so obtained could displace a portion of the electric power generated at Chugachs gas-fueled generation facilities;


         WHEREAS, although it is unlikely that the above-described contingencies will all occur, the potential exists that, if Chugach obtains steam-produced electricity from the Nikiski Project, a reduction in gas deliveries under the

Agreement could occur;


         WHEREAS, the parties desire to enter into an arrangement by which, if the above- described contingencies do occur, Chevron may exercise an option to sell and deliver gas under the Agreement in addition to gas otherwise sold thereunder;


         WHEREAS, the Agreement has heretofore been twice amended;


         WHEREAS, Chugach and Chevron desire to further amend the Agreement for the benefit of the parties and to accomplish the above-stated objectives;


         NOW, THEREFORE, the parties agree as follows:


         1.       Unless otherwise provided herein, all references in this

Amendment to Sections, Subsections, or Exhibits mean such Section, Subsection,

or Exhibit contained or referenced in the Agreement.


         2.       This Amendment will take effect upon approval by the Alaska

Public Utilities Commission ("APUC").


         3.       The following conditions precedent must be satisfied in full before the parties have rights and obligations under the Amendment:


                  A.       Commercial ammonia production ceases at the Facility,

 and the Facility stops using steam for process purposes; and




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                  B.       Equipment is installed at the Nikiski Project that
permits electricity to be generated by steam; and


                  C. Chugach obtains steam-produced electricity from the Nikiski Project.


         4.       If the conditions listed in Paragraph 3, above, have been

satisfied in full, Chevron may exercise an option ("Option") to sell and deliver gas to Chugach at the Beluga Station ("Nikiski-Displaced Gas") based on the procedure and formula described in this Amendment.  The price of gas sold under the Option shall be the price specified in Section 7.  The Nikiski-Displaced Gas will be considered gas sold under the Agreement in addition to gas otherwise sold thereunder.


         5.       Chugach shall promptly notify Chevron under Section 11(i) when the conditions listed in Paragraph 3, above, have been satisfied in full.

Chevron may then exercise its Option as follows:  On or before thirty (30) days

("Option Deadline") from the date that Chevron receives Chugach's notice under this Paragraph 5, Chevron shall notify Chugach under Section 11(i) that Chevron chooses to sell and deliver Nikiski-Displaced Gas at the Beluga Station.  The

Option's effective date will be the date Chugach receives Chevron's notice.

Chevron will be considered to have declined to exercise the Option if Chevron does not fully and timely exercise the Option by the Option Deadline as provided in this Paragraph 5 and in Section 11(i).


         6.       Provided that Chevron has exercised its Option, the quantity of Nikiski- Displaced Gas that Chevron shall sell and deliver under this

Amendment will be determined as follows:  Chugach shall first calculate the generation capacity from steam production ("Steam Capacity") that is available in  megawatts ("MW") from the Nikiski Project as of the effective date of the

Option.Chugach shall then calculate the total generation capacity

("Total Capacity") that is available in MW from the Nikiski Project as of the effective date of the Option.  The Total Capacity will be the sum of:  a) the capacity in MW represented by the Soldotna Unit 1 alone; b) the capacity in MW added to the Nikiski Project from sources other than steam production capability; and c) the Steam Capacity.  The percentage incremental capacity increase that is attributable to steam production capability at the Nikiski

Project, i.e. Steam Capacity divided by Total Capacity, will be expressed as a percentage carried out to the first decimal point ("Steam Percentage").  The quantity of Nikiski-Displaced Gas that Chevron shall sell and deliver under this

 Amendment will be the product of the following:  a Steam Multiplier, multiplied by the Steam Percentage, multiplied by the gas used as fuel for Chugach's portion of the capability and output of the Nikiski Project.  The Steam

Multiplier is Twenty Percent (20%), subject however to modification under

Paragraph 8, below.


         7.       Chevron and Chugach recognize that ARCO Alaska, Inc. ("ARCO")

and the Municipality of Anchorage d/b/a Municipal Light & Power ("ML&P") also sell and deliver gas to Chugach at the Beluga Station under Agreements for the

Sale and Purchase of Natural Gas dated April 21, 1989 and April 25, 1989,

respectively, as later amended (respectively, the "ARCO Agreement" and the "ML&P

Agreement").  ARCO and ML&P are referred to in this Amendment as the Remaining

Beluga Producers.  Chevron and Chugach further recognize that Chugach has offered the same options under the same terms to the Remaining Beluga Producers

("Corresponding Options") as the Option that Chugach has offered Chevron under this Amendment.


         8.       If Chevron exercises its Option, then after the Remaining

Beluga Producers have notified Chugach whether they exercise or decline to exercise the Corresponding Options, Chugach shall promptly notify Chevron under

Section 11(i) if a Remaining Beluga Producer has declined to exercise its

Corresponding Option.  If a Remaining Beluga Producer has so declined, Chevron may then amend its Option by exercising a Revised Option as follows:  On or before thirty (30) days ("Revised Option Deadline") from the date that Chevron receives Chugach's notice under this Paragraph 8, Chevron shall notify Chugach under Section 11(i) that Nikiski-Displaced Gas will be calculated using a Steam

Multiplier that Chevron shall specify in its notice and that is between

Twenty Percent (20%) and Thirty Percent (30%), inclusive (if one Remaining

Beluga Producer has declined to exercise its Corresponding Option), or between

Twenty Percent (20%) and Sixty Percent (60%), inclusive (if both Remaining

Beluga Producers have declined to exercise their Corresponding Options).  The

Revised Option's effective date will be the Options effective date, retroactive to such date.  Chevron will be considered to have declined to exercise its

Revised Option, and shall continue to sell Nikiski-Displaced Gas that is calculated using a Steam Multiplier of Twenty Percent (20%), if Chevron does not fully and timely exercise the Revised Option by the Revised Option

Deadline as provided in this Paragraph 8 and in Section 11(i).


         9.       If the Steam Capacity or Total Capacity at the Nikiski Project

 changes after Chevron exercises its Option and (if applicable) its Revised

Option, then retroactive to the effective date of the change in the Steam

Capacity or Total Capacity, Chugach shall recalculate the Steam Capacity, Total

Capacity, and Steam Percentage for purposes of determining the quantity of

Nikiski-Displaced Gas that Chevron shall sell and deliver under this Amendment.


         10.      After Chevron exercises its Option and (if applicable) its

Revised Option, the sale and delivery of Nikiski-Displaced Gas shall continue through the earlier of  a) the termination of the Dispatch Agreement, or b) the end of Period #2 as defined in the Agreement.


         11.      By agreeing to this Amendment, Chevron consents to Chugach obtaining steam-produced electricity from the Nikiski Project under the circumstances described in this Amendment, should Chugach choose at its discretion to obtain such electricity.


         12.      By agreeing to this Amendment, and except as provided in this

Amendment, neither Chevron nor Chugach waives, modifies, or prejudices any right or obligation that may be available to it, at any time.  This Amendment has no precedential effect.  It does not commit either party to further amend the

Agreement or to enter into other contractual arrangements.  Nor does this

Amendment commit either party to take a a certain position in discussions or negotiations, either with the other party or with any other entity.


         13.       Except for the foregoing amendments, all other terms and

conditions of the Agreement remain in full force and effect.


         IN  WITNESS  WHEREOF,  Chugach and Chevron have caused this Amendment

No. 3 to be executed by their authorized representatives.


Chugach Electric Association, Inc.          Chevron U.S.A. Inc.

By: /s/Eugene N. Bjornstad                    By: /s/ D. T. Berlin
Its:   General Manager                      Its: Attorney-In-Fact
Date:  May 24, 1999                         Date: 5-26-99